Exhibit 10(l)

KANSAS CITY LIFE INSURANCE COMPANY

LONG-TERM INCENTIVE PLAN

Table of Contents

ARTICLE 1
Establishment and Purpose

1.1	Establishment	1
1.2	Purpose	1

ARTICLE 2
Definitions

2.1	Affiliate	1
2.2	Agreement	2
2.3	Award	2
2.4	Base Salary	2
2.5	Board of Directors	2
2.6	Cause	2
2.7	Change in Control	3
2.8	Committee	5
2.9	Common Stock	5
2.10	Company	5
2.11	Deferred Stock Unit	6
2.12	Disability	6
2.13	Eligible Employee	6
2.14	Employee	6
2.15	Good Reason	6
2.16	Grant Price	7
2.17	Participant	8
2.18	Payout	8
2.19	Phantom Stock Option	8
2.20	Plan	8
2.21	Plan Cycle	8
2.22	Retirement	8
2.23	Termination of Employment	8
2.24	Transaction Price	9

ARTICLE 3
Administration

3.1	Committee	10
3.2	Powers of Committee	11

i

ARTICLE 4
Participation, Performance Measures, and Performance Goals

4.1	Participation	12
4.2	Participation of Newly Hired Employees	12
4.3	Notice of Participation	13

ARTICLE 5
Payment of Benefits

5.1	Payout	13
5.2	Forfeiture	13
5.3	Termination, Retirement, Disability, Promotion, Demotion, Transfer, or Death	14
5.4	Change in Control	15
5.5	Designation of Beneficiaries	15
5.6	Election to Defer	16

ARTICLE 6
Deferred Stock Units

6.1	Terms and Conditions	16
6.2	Limitations on Transferability	16
6.3	Rights	16
6.4	Forfeiture	17
6.5	Election	17

ARTICLE 7
Amendment or Termination

7.1	Amendment	18
7.2	Plan Termination	18
7.3	Vesting and Distribution on Termination	18

ii

ARTICLE 8
General Provisions

8.1	Nonalienation of Plan Benefits	19
8.2	No Employment Rights	19
8.3	No Personal Liability	19
8.4	Final Decisions	19
8.5	Withholding of Taxes	19
8.6	Applicable Law	20
8.7	Successors	20
8.8	Severability	20
8.9	Action by the Committee	20
8.10	No Effect on Other Employee Benefit Plans	20
8.11	No Additional Obligation	21
8.12	Records	21
8.13	Unsecured Interest	21
8.14	Offset	21
8.15	Indemnification	21
8.16	Headings	22
8.17	Gender and Number	22
8.18	Adjustment	22

iii

KANSAS CITY LIFE INSURANCE COMPANY

Long-Term Incentive Plan

ARTICLE 1

Establishment and Purpose

1.1 Establishment. The Kansas City Life Insurance Long-Term Incentive Plan has been established effective as of January 1, 2003. Annually, the Committee will review the parameters of the Plan to assess whether it continues to provide the proper alignment between the goals of the compensation philosophy and the Company’s business strategy going forward. Subject to this assessment, the Plan shall continue in existence until otherwise amended or terminated by the Board or Committee thereof.

1.2 Purpose. The purpose of the Plan is to enable the Company to attract and retain qualified personnel, to link compensation to increases in shareholder value, and to foster and promote the Company’s long-term success.

ARTICLE 2

Definitions

The following Sections of this Article provide terms used in this Plan, and whenever used herein in a capitalized form, except as expressly provided, the terms shall be deemed to have the meanings set forth in this Article. In addition, certain other terms used in the Plan but not specifically defined in this Article have the definitions given to them in the first place in which they are used.

2.1 “Affiliate” means any corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

2.2 “Agreement” means any agreement, letter or other instrument by which an Award is granted to a Participant.

2.3 “Award” means a right to receive a specified number of Phantom Stock Options based upon criteria specified by the Committee. Awards shall be subject to the terms and conditions of the Plan and shall be evidenced by an Agreement containing such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

2.4 “Base Salary” means, with respect to any Plan Cycle, (a) the Participant’s annual rate of base salary from the Company in effect on the first day of the Plan Cycle, including any amount withheld pursuant to applicable tax withholding or employment tax law, plus (b) any amount that is voluntarily deferred by the Participant under (i) a retirement plan (ii) any other plan of deferred compensation (including a non-qualified deferred compensation plan) and (iii) any voluntary deferrals of compensation, but excluding all other forms of compensation, short-term incentives, benefits and perquisites provided by the Company or an Affiliate.

2.5 “Board of Directors” or “Board” means the Board of Directors of the Company.

2.6 “Cause” means, for purposes of determining whether and when a Participant has incurred a Termination of Employment for Cause, (a) any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company for “cause” as defined in such agreement or arrangement, or (b) in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause,” then “Cause” means (i) a violation of the Financial Officers Code of Ethics as approved by the

Company’s Board of Directors resulting in a termination by the Company; (ii) gross misconduct in connection with the business of the Company; (iii) commission of a felony which would, under the Omnibus Crime Control Act of 1996, prevent the individual from being employed by the Company, and the Company does not seek and obtain the exception from the Commissioner of Insurance as described in the Act; or (iv) the willful and continued refusal by the Employee to perform his or her duties, which in the case of an Employee with a written employment contract shall be the duties described therein, other than by reason of health, after a written demand for such performance is delivered by the Company to the Employee which identifies the manner in which the Employee has failed to perform his or her other duties and a reasonable opportunity for the Employee to cure. Cause shall exclude any act or omission to act which is solely the result of bad judgement, simple negligence, or any act directed by the Company’s Board of Directors or general counsel.

2.7 “Change in Control” means the first to occur of any of the following events:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.7; or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) or consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company

Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(d) or approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.8 “Committee” means a committee consisting of one or more person or persons designated by the Board or Directors of the Company, to control, manage, and administer the Plan.

2.9 “Common Stock” means the Company’s $1.25 par value common stock, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described hereinafter, or the common stock of any successor to the Company which is designated for the purpose of the plan.

2.10 “Company” means Kansas City Life Insurance Company, a Missouri corporation, and includes any successor or assignee corporation or corporations which the Company may be merged, changed or consolidated, any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of successor to substantially all of the assets of the Company.

2.11 “Deferred Stock Unit” means a right granted to a participant to receive common stock, cash, or a combination thereof at the end of a specified deferral period.

2.12 “Disability” means a mental or physical illness that entitles the Participant to receive benefits under the Kansas City Life Disability Plan, or if there is no such plan or the Participant is not covered by such a plan or the Participant is not an employee of the Company, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company, as determined by the Committee. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a wilfully self-inflicted injury or wilfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

2.13 “Eligible Employee” means an Employee who is employed or serves in a position or capacity designated by the Committee as eligible to participate in the Plan with respect to a Plan Cycle.

2.14 “Employee” means any person who is considered to be an employee of the Company pursuant to its personnel policies.

2.15 “Good Reason” means the occurrence of any one or more of the following, unless the event occurs with a Participant’s express prior written consent; unless the event is an isolated, insubstantial and inadvertent action of failure to act which was not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant; unless the event occurs in connection with the Participant’s Termination of Employment for Cause, Disability or death; or unless the event occurs as a result of the Participant’s voluntary Termination of Employment and not in connection with the occurrence of the following:

(i) the reassignment of the Participant to duties materially inconsistent with the Employee’s level of training and education;

(ii) a material reduction or material alteration in the nature or status of the Participant’s duties that are materially inconsistent with the Participant’s level of training and education, other than an act that is remedied by the Company promptly after receipt of written notice thereof given by the Participant, and other than a promotion of the Participant to a position accepted by the Participant which includes duties, responsibilities, and status associated with the position;

(iii) a reduction by the Company of the Participant’s Base Salary or bonus opportunity (other than a reduction as part of an overall reduction in compensation or change in bonus arrangements affecting all Participants) or the exclusion of the Participant by the Company from such incentive compensation programs as the Company may, from time to time, make available to its employees; or

(iv) a relocation of the Participant to a site other than the Company’s principal office at the beginning of the Plan Cycle, unless the site is within 50 miles of the Participant’s residence at the time of such relocation or, if not within 50 miles of the Participant’s residence, unless the Company makes reasonable accommodations for the Participant to work at a location within 50 miles of the Participant’s residence at the time of such relocation and does not require the Participant to work at a site not within 50 miles of the Participant’s residence at the time of such relocation more than 2 days during each week (unless otherwise agreed to by the Participant), subject to the Company’s personnel policies in respect of vacations, holidays, and other time off.

2.16 “Grant Price” means the price at which a Phantom Stock Option is issued to a Participant in the Plan. The “Grant Price” is defined as the volume weighted average price of the Company’s Common Stock for the calendar month prior to the Award’s issuance.

2.17 “Participant” means an Eligible Employee who satisfies the eligibility conditions of the Plan and who has been selected by the Committee for participation pursuant to the provisions of the Plan.

2.18 “Payout” means the actual amount to be distributed under the Plan to a Participant with respect to a Plan Cycle.

2.19 “Phantom Stock Option” means a fictional unit equivalent to a share of Kansas City Life Insurance Company Common Stock in which the Participant receives value based on an increase in shareholder value from the date of grant.

2.20 “Plan” means the Kansas City Life Insurance Long-Term Incentive Plan, as herein set forth and as may be amended from time to time.

2.21 “Plan Cycle” means, except as provided below in this section, the three-year period beginning January 1, 2003, and ending December 31, 2005 and each successive three-year period beginning on such date after January 1, 2003 selected by the Committee. The Committee, in its discretion, may designate any other period as a Plan Cycle with respect to one or more Participants.

2.22 “Retirement” means a Participant’s voluntary Termination of Employment under the Company’s retirement policy as detailed in the Kansas City Life Insurance Company Cash Balance Pension Plan.

2.23 “Termination of Employment” means the occurrence of any act or event whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in the person’s ceasing, for whatever reason, to be an officer or employee of the Company and of any Affiliate, including, without limitation, death, Disability, dismissal, resignation,

Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company and or any Affiliate of a business such entity owns or operates. A Termination of Employment shall occur with respect to a Participant who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate and the Participant shall not immediately thereafter become an employee of the Company or another Affiliate. A promotion or transfer of employment to another position eligible for participation in the Plan shall not constitute a Termination of Employment.

2.24 “Transaction Price” means (a) the negotiated sale price for a share of common stock during a transaction which constitutes a Change in Control or (b) if the Change in Control is the result of a tender or exchange offer, the highest price per share of Common Stock paid in such tender or exchange offer. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.

ARTICLE 3

Administration

3.1 Committee. The Plan shall be controlled, managed and administered by the Compensation Committee of the Board of Directors and may be separately administered by such other persons to whom the Committee may delegate its authority hereunder. No member of the Committee shall be eligible to participate in the Plan or to receive compensation hereunder, and it is intended that each member of the Committee (and any other person who exercises discretion under the Plan) shall be independent of and unrelated to any person receiving compensation hereunder. The Board shall have authority to remove, replace or fill any vacancy of any member of the Committee. Any member of the Committee may resign upon notice to the Committee. The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act at a meeting (including by telephone conference) at which a majority of the Committee is present or by a writing signed by all members of the Committee. The Committee shall have the discretion to interpret the provisions of the Plan, and its interpretations and determinations shall be final and binding on all persons, including the Company, all Affiliates and Participants. The Committee may, from time to time, adopt rules or guidelines with respect to the administration of the Plan and the rights granted hereunder which are consistent with the provisions of the Plan and may amend any and all rules or guidelines previously established. No determination or decision of the Committee shall be subject to court review if the procedures of this Article have been followed by the Committee. Subject to the express provisions of the Plan, the Committee may, from time to time, delegate or allocate the performance of any part or all its administerial duties under the Plan as it considers desirable to such person or persons as it may select. All costs of Plan administration will be paid by the Company. The Committee shall serve without bond, except to the extent required by law.

3.2 Powers of Committee. For purposes of the Plan, the Committee’s powers shall include, but not be limited to, the following authority, in addition to all other powers provided by, or necessary to administer, the Plan:

(a) to recommend to the Board of Directors (or its Executive Committee), the Eligible Employees (if any) to become Participants under the Plan for any Plan Cycle;

(b) to determine the terms and conditions of any Awards granted hereunder and to adjust the terms and conditions of any Award under the provisions of the Plan;

(c) to provide for the forms of Agreement to be utilized in connection with the Plan;

(d) to determine the right of any person to compensation under the Plan;

(e) to appoint such agents, counsel, accountants, consultants, claims administrator and other persons as may be necessary or appropriate to assist in administering the Plan;

(f) to sue or cause suit to be brought in the name of the Plan or the Company;

(g) to determine whether and with what effect an individual has incurred a Termination of Employment;

(h) to obtain from Participants such information as is necessary for the proper administration of the Plan;

(i) to execute and file such returns and reports as may be required with respect to the Plan; and

(j) to make any adjustments or modifications permitted under the provisions of the Plan.

ARTICLE 4

Participation

4.1 Participation. Before or near the beginning of each Plan Cycle, the Committee may recommend to the Board of Directors which Eligible Employees, if any, will become Participants in the Plan with respect to such Plan Cycle. The selection of any Eligible Employee as a Participant for any Plan Cycle shall not require the selection of such Eligible Employee for any subsequent Plan Cycle, or if such Eligible Employee is so selected subsequent to the beginning of a Plan Cycle, such selection shall not require a modification of the date of participation with respect to such Plan Cycle for any other Participant. The Committee may consider any factors it deems pertinent in recommending an Eligible Employee to be a Participant for a Plan Cycle. Upon the selection of the Participant(s) for a Plan Cycle, the Committee shall provide the notices described in Section 4.3 below. A person will become a Participant with respect to a Plan Cycle only upon receipt of a written statement or letter from the Committee stating the person is a Participant and providing such additional information the Committee deems relevant.

4.2 Participation of Newly Hired Employees. Except as provided in the sole discretion of the Committee, an individual must be an Eligible Employee as of the beginning of a Plan Cycle in order to be selected as a Participant for such Plan Cycle. If an individual first becomes an Eligible Employee after the beginning of a Plan Cycle, the Committee may, recommend such new Eligible Employee to the Board of Directors to be a Participant in such Plan Cycle. Unless the Committee, in its sole discretion, determines otherwise, all amounts payable under this Plan to such Participant for such Plan Cycle shall be prorated with respect to the date he or she first became an Eligible Employee or such later date as designated by the Committee. The Committee may make such adjustments as it seems appropriate in order to effect this section.

4.3 Notice of Participation. After an Eligible Employee has been designated as a Participant for a Plan Cycle, the Committee shall provide such Participant with a notice setting forth the grant of Phantom Stock Options and details thereof.

ARTICLE 5

Payment of Benefits

5.1 Payout. Except as otherwise provided in the Plan, and subject to the condition of continued employment with the Company or an Affiliate, as set forth in Section 5.2 below, the Payout to a Participant for a completed Plan Cycle shall be made in cash within 60 days following the close of the Plan Cycle. The payout for the appreciation of Phantom Stock Options during the 3 year plan cycle shall be calculated by multiplying the spread between the fiscal-year-end volume weighted average closing stock price of the Company’s Common Stock for the calendar month in which the Company’s fiscal year ends and the Grant Price. The spread is then multiplied by the number of Phantom Stock Options granted for the plan cycle. Dividends are accrued and paid at the end of the three-year plan cycle; dividends are only paid to the extent that they are offset against any negative stock price appreciation. Except as otherwise provided herein, each Participant shall receive a payment equal to the full value of his or her Payout for such Plan Cycle. Payouts under this Section 5.1 are conditioned upon the Participant’s compliance with any non-compete and/or confidentiality provision in any written agreement between the Participant and the Company. Unless the Committee provides otherwise in writing, upon the date of any violation of any such non-compete and/or confidentiality provision, the person shall immediately cease to be a Participant, and any amount not yet distributed to such Participant under this Section 5.1 shall immediately and automatically be forfeited, whether or not such violation results in a Termination of Employment with the Company during the term of any Plan Cycle.

5.2 Forfeiture. If a Participant initiates a Termination of Employment with the Company for any reason other than for death, Disability or Retirement, or Good Reason, or the Participant incurs a Termination of Employment for Cause, unless the Committee provides otherwise in writing, the Participant shall immediately cease to be a Participant, and any amount not yet distributed to such Participant under section 5.1 shall immediately and automatically be forfeited, whether or not such Termination of Employment occurs during the term of the Plan Cycle.

5.3 Termination, Retirement, Disability, Promotion, Demotion, Transfer, or Death. A Participant’s Termination of Employment with the Company under the circumstances set forth in this Section 5.3 shall not result in the forfeiture of the Participant’s Payout or the right to receive a Payout under the Plan:

(a) If the Participant incurs a Termination of Employment with the Company that is initiated by the Company without Cause, or by the Participant for Good Reason, or is the result of the Participant’s Retirement, death or Disability, or if the Participant ceases to be an Eligible Employee due to an approved leave of absence, promotion, demotion or transfer to a position of employment within the Company or an Affiliate which the Committee determines is ineligible for participation in the Plan, then the Participant shall continue to receive Payouts equal to (i) the unpaid portion of a Participant’s Payout for any Plan Cycle which has closed and for which

Payouts have not been completed as of such Termination of Employment, approved leave of absence, promotion, demotion or transfer date and (ii) a pro rata Payout determined with respect to the spread between the fiscal-year-end volume weighted-average closing stock price of the Company’s Common Stock for the calendar month in which the Company’s fiscal year ends in the year in which a termination of employment occurs and the Grant Price. The spread is then multiplied by the number of Phantom Stock Options outstanding for each partial Plan Cycle. The product is then multiplied by a fraction, the numerator of which is the number of months which have elapsed in the Plan Cycle and the denominator of which is the total number of months in the Plan Cycle. Dividends are accrued and paid at the end of the three-year plan cycle and calculated for a partial Plan Cycle using the same methodology; dividends are only paid to the extent that they are offset against any negative stock price appreciation. Payment shall be made as soon as is reasonably practicable after the Plan Cycle has been completed. No future rights in respect of the Plan will be provided to such Participant.

5.4 Change in Control. Upon a Change in Control, each Participant (or the Beneficiary of each deceased Participant) shall receive the Payout for any Plan Cycles, which have closed as soon as reasonably practicable following the date of the Change in Control. With respect to Plan Cycles which have not been completed as of the date of the Change in Control, the Committee shall determine the Payout of the uncompleted Plan Cycles as of the date of the Change in Control, which shall be a Payout for each partial Plan Cycle with respect to an amount equal to the spread between the Transaction Price and the Grant Price. The spread is then multiplied by the number of Phantom Stock Options outstanding. Any Payout pursuant to the provisions of this Section 5.4 shall be made in cash as soon as is reasonably practicable.

5.5 Designation of Beneficiaries. Each Participant from time to time may name any one or more person or entity (who or which may be named concurrently or successively) to whom or which the Participant’s Payout under the Plan is to be paid if the Participant dies before he or she receives all of such Payouts under the Plan (“Beneficiary”). Each such Beneficiary designation will revoke all prior designations by the Participant, shall not require the consent of any previously named Beneficiary, shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime. If a Participant fails to designate a Beneficiary before his or her death, as provided above, or if the Beneficiary designated by a Participant dies before the date of the Participant’s death or before complete payment of the Participant’s Payout, the Committee shall pay the Participant’s benefits to the legal representative or representatives of the estate of the last to die of the Participant and his designated Beneficiary.

5.6 Election to Defer. A Participant may elect to defer receipt of a Payout into Deferred Stock Units for a specified period or until a specified event, subject to the Committee’s approval and to such terms as determined by the Committee. Subject to the terms of Article 6 and subject to any exceptions adopted by the Committee, such election must be made one (1) year prior to completion of the Plan Cycle.

ARTICLE 6

Deferred Stock Units

6.1 Terms and Conditions. Deferred Stock Units shall be subject to such terms and conditions as shall be determined by the Committee.

6.2 Limitations on Transferability. Subject to the provisions of the Plan and the Agreement, Deferred Stock Units may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged, or otherwise disposed. Subject to the provisions of an Agreement, at the expiration of the Period of Deferral, the Committee may elect to deliver Common Stock, cash equal to the fair market value of such Common Stock or a combination of cash and Common Stock, to the Participant.

6.3 Rights. Unless otherwise determined by the Committee and subject to the Plan, cash dividends on the Common Stock that underlie the Deferred Stock Units shall be deemed to be paid and are automatically credited to the Participant’s deferred account. Interest on accrued dividends will be credited to the participant’s deferred account in an amount as the Committee may so determine so as not to exceed 120% of the Applicable Federal Rate (AFR).

6.4 Forfeiture. Unless otherwise provided in an Agreement or determined by the Committee, if the Participant incurs a Termination of Employment by the Company without Cause, by the Participant for Good Reason, or due to death, Disability or Retirement during the period of deferral, the restrictions shall lapse and the Participant shall be fully vested in the deferred account. Unless otherwise provided in an Agreement or determined by the Committee, upon a Participant’s Termination of Employment for any reason during the period of deferral other than a Termination of Employment by the Company without Cause, by the Participant for Good Reason, or due to death, Disability or Retirement, the participant becomes fully vested in deferred stock units in the deferred account, however, dividends and interest credited thereon shall be forfeited by the participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining deferral limitations with respect to any or all the Participant’s deferred account.

6.5 Election. A Participant may elect to further defer receipt of the deferred stock units for a specified period or until a specified event, subject to the Committee’s discretion and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made at one (1) year prior to completion of the period of deferral for the Award.

ARTICLE 7

Amendment or Termination

7.1 Amendment. The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (a) made to cause the Plan to comply with applicable law, or (b) made to permit the Company a deduction under applicable law. The Committee may amend, alter or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board, and further subject to any approval or limitations the Board may impose.

7.2 Plan Termination. The Committee or the Board may terminate the Plan at any time when, in its judgement such termination is appropriate or necessary; such termination to become effective upon the execution by the Committee or the Board of a written resolution duly executed and stating the fact of such termination and the date as of which it is to be effective.

7.3 Vesting and Distribution on Termination. Subject to Section 5.2, upon termination of the Plan, each Participant (or the Beneficiary of each deceased Participant) shall receive the Payout for any Plan Cycles which have closed as soon as reasonably practicable following the date of Plan termination. With respect to Plan Cycles which have not been completed as of the date of Plan termination, the Committee shall determine the Payout of the uncompleted Plan Cycles as of the date of the Plan termination, which shall be a pro rata Payout for each partial Plan Cycle based upon the spread between the fiscal-year-end volume weighted-average closing stock price of the Company’s Common Stock for the calendar month in which the Company’s fiscal year ends in the year in which a Plan termination occurs and the Grant

Price . The spread is then multiplied by the number of Phantom Stock Options outstanding for each partial Plan Cycle. The spread is then multiplied by the product of a fraction, the numerator of which is the number of months which have elapsed in the Plan Cycle and the denominator of which is the total number of months in the Plan Cycle. Dividends are accrued and paid at the end of the three-year plan cycle and calculated for a partial Plan Cycle using the same methodology; dividends are only paid to the extent that they are offset against any negative stock price appreciation

ARTICLE 8

General Provisions

8.1 Nonalienation of Plan Benefits. A Participant or Beneficiary may not sell, assign, margin, transfer, pledge, encumber, convey, gift, hypothecate or otherwise dispose of any interest in a Payout or the right to receive Payout under this Plan, either voluntarily or involuntarily, except by will, by the laws of descent or distribution.

8.2 No Employment Rights. Under no circumstances shall the terms of employment of any Participant be modified or in any way affected by the establishment or continuance of this Plan. The maintenance of this Plan shall not constitute a contract of employment. The Plan will not give any Participant a right to be retained in the employment of the Company.

8.3 No Personal Liability. To the extent permitted by law, no person (including any member of the Committee or any present or former employee of the Company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan.

8.4 Final Decisions. Any ruling, regulation, procedure or decision of the Committee shall be conclusive and binding upon all persons affected by this Plan.

8.5 Withholding of Taxes. The Company shall deduct from any Payout such amount as the Company, in its sole discretion, deems proper to protect it against liability for the payment of taxes, and out of the money so deducted, the Company may discharge any such liability and pay the amount remaining to the Participant or the Beneficiary, as the case may be.

8.6 Applicable Law. The Plan and all Awards made and actions taken under the Plan shall be governed by and construed in accordance with the laws of the state of Missouri and any applicable subdivision thereof. The Plan shall be construed to comply with all applicable laws and to avoid liability to the Company or a Participant.

8.7 Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor, and on the Company and its successor, whether by way of merger, consolidation, purchase or otherwise.

8.8 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth herein.

8.9 Action by the Committee. Any action required or permitted by the Company under the Plan may be taken by action of the Committee or by the Committee’s designee.

8.10 No Effect on Other Employee Benefit Plans. Nothing in this Plan shall prevent or limit the Participant’s continuing or future participation in any other plan, program, policy or practice of the Company for which the Participant may qualify, nor shall anything in this Plan limit or otherwise affect the rights of the Participant under any other plan, program, policy, practice, contract or agreement to which the Company may be a party. Any amounts payable or rights or benefits furnished the Participant under any other plan, program, policy, practice, contract or agreement with the Company at or subsequent to the Participant’s Termination of Employment shall be payable in accordance with the terms of such plan, program, policy, practice, contract or agreement and without regard to this Plan. Amounts payable or in respect of this Plan shall not be taken into account with respect to any other employee benefit plan or arrangement of the Company.

8.11 No Additional Obligation. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation or benefit arrangements for its Employees.

8.12 Records. The Committee will maintain, or cause to be maintained, records of rules, if any, it may from time to time adopt pursuant to the Plan and such other matters with respect to the Plan, its grants, and its payments hereunder as it shall deem necessary to ensure effective administration of the Plan.

8.13 Unsecured Interest. No Participant in the Plan shall have any interest in any fund or specific asset of the Company by reason of the Plan. No trust fund shall be created in connection with the Plan or any Payout thereunder, and there shall be no required funding of amounts, which may become payable to any Participant.

8.14 Offset. Any amounts owed to the Company by the Participant of whatever nature may be offset by the Company from the value of any cash payable under this Plan, and no cash shall be paid under this Plan unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company.

8.15 Indemnification. The officers, directors and employees of the Company, as well as the Committee members, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company’s written approval) or paid by them in satisfaction of a judgement in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person’s gross negligence or willful misconduct.

8.16 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

8.17 Gender and Number. Words denoting the masculine gender include the feminine and neuter genders, and the singular shall include the plural and the plural shall include the singular wherever required by the context.

8.18 Adjustment. In the event of any Company share dividend, share spilt, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction, Company share offering or event involving the Company and having an effect similar to any of the foregoing, then the Committee may adjust or substitute, as the case may be, the number of Phantom Stock Options and Deferred Stock Units covered by outstanding Awards or deferrals, the price per share of outstanding Awards, and any other characteristics or terms of the Awards as the Committee may deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional share as shall reasonably be determined by the Committee.

Executed as of the 2 day of May, 2006.

Kansas City Life Insurance Company

By:	/s/ William A. Schalekamp

Title:	Sr. VP, Gen Counsel & Secretary

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